UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 8, 2010

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2010, Carrizo Oil & Gas, Inc. (the “Company”) entered into an Amended and Restated Underwriting Agreement (the “Amended and Restated Underwriting Agreement”) with Wells Fargo Securities, LLC, as underwriter (the “Underwriter”), relating to the issuance and sale in an underwritten public offering of 2,800,000 shares of the Company’s common stock, par value $0.01 per share, at a price to the public of $23.50 per share ($23.00 per share, net of underwriting discount) pursuant to the Company’s registration statement on Form S-3 (File No. 333-159237). The Underwriter was also granted an option to purchase up to an additional 420,000 shares from the Company within 30 days of the date of the Amended and Restated Underwriting Agreement. The Underwriter has exercised in full its option to purchase an additional 420,000 shares from the Company.

The Amended and Restated Underwriting Agreement reflected an upsized public offering and replaced in its entirety the initial underwriting agreement, dated as of April 8, 2010 (the “Original Underwriting Agreement”), entered into between the parties, providing for the sale of 2,500,000 shares of the Company’s common stock with an option to the Underwriter to purchase up to an additional 250,000 shares. Other than changes relating to the increase in the number of shares being sold, the terms of the Amended and Restated Underwriting Agreement are the same as the Original Underwriting Agreement.

The Company expects to use the net proceeds, and any proceeds from the exercise of the Underwriter’s option to purchase additional shares, to repay borrowings under its revolving credit facility. The Company expects to use the resulting additional capacity under its revolving credit facility to fund, in part, the Company’s expanded capital expenditure plan for 2010 and for general corporate purposes. The offering is expected to close on or before April 14, 2010, subject to customary conditions.

The foregoing description of the Amended and Restated Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 1.1 to this report and incorporated by reference herein.

Item 8.01	Other Events

On April 8, 2010, the Company issued a press release announcing a new growth strategy in crude oil and liquids-rich plays, an increase in the Company’s 2010 capital expenditure plan and the launch of the offering described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 to this report and incorporated by reference herein.

On April 9, 2010, the Company issued a press release regarding the pricing of the offering described in Item 1.01 above, a copy of which is attached as Exhibit 99.2 to this report and incorporated by reference herein.

Statements in this report, including but not limited to those relating to the closing of the offering, use of proceeds, use of the additional capacity under the credit facility and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions, results of operations, market conditions, capital needs and uses and other risks described in the prospectus relating to the offering and the Company’s Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Amended and Restated Underwriting Agreement, dated April 9, 2010, by and between Carrizo Oil & Gas, Inc. and Wells Fargo Securities, LLC.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

99.1	Press Release issued by the Company on April 8, 2010.

99.2	Press Release issued by the Company on April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/S/ PAUL F. BOLING
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date: April 13, 2010

Exhibit Index

Exhibit Number	Description
1.1	Amended and Restated Underwriting Agreement, dated April 9, 2010, by and between Carrizo Oil & Gas, Inc. and Wells Fargo Securities, LLC.

5.1	Exhibit 5.1 Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

99.1	Press Release issued by the Company on April 8, 2010.

99.2	Press Release issued by the Company on April 9, 2010.

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